UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 2, 2018
Date of Report (Date of earliest event reported)

S&T BANCORP, INC
(Exact name of registrant as specified in its charter)

Pennsylvania	0-12508	25-1434426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Philadelphia Street, Indiana, PA	15701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 325-2265

(Former name or former address, if changed since last report)
(Not applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. - Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers
(d) On February 2, 2018 Charles G. Urtin, a director of S&T Bancorp, Inc. (the “Company”), notified the Company of his intent to retire from the Board of Directors upon the expiration of his term effective as of the Company’s May 21, 2018 Annual Shareholders Meeting. Mr. Urtin’s decision to retire and not stand for re-election was not the result of any disagreement between the Company and Mr. Urtin on any matter relating to the Company’s operations, policies or practices.
A copy of the Company’s February 6, 2018 press release announcing Mr. Urtin’s retirement is attached as Exhibit 99.1 to this Form 8-K report.

Item 9.01 – Financial Statements and Exhibits
(d) Exhibits. The exhibits listed below are filed herewith.
(99.1) Press Release announcing Director Urtin’s retirement from the Board of Directors of S&T Bancorp, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

S&T Bancorp, Inc.
February 6, 2018	/s/ Mark Kochvar
Mark Kochvar Senior Executive Vice President, Chief Financial Officer